Exhibit 99.1
Contact Info:    Joseph R. Lussier, Executive Vice President, Chief Financial Officer and Treasurer (978) 656-5578

Enterprise Bancorp, Inc. Announces Third Quarter Financial Results

LOWELL, MA, October 24, 2023 (GLOBE NEWSWIRE) - Enterprise Bancorp, Inc. (NASDAQ: EBTC), parent of Enterprise Bank, announced its financial results for the three months ended September 30, 2023. Net income amounted to $9.7 million, or $0.79 per diluted common share, for the three months ended September 30, 2023, compared to $12.0 million, or $0.98, for the three months ended September 30, 2022 and $9.7 million, or $0.79, for the three months ended June 30, 2023.

Selected financial results at or for the three months ended September 30, 2023, were as follows:
•The return on average assets and average equity were 0.85% and 12.53%, respectively.
•Tax-equivalent net interest margin (non-GAAP) was 3.46%.
•Total loans increased 2% compared to June 30, 2023, and 9% compared to September 30, 2022.
•Total deposits decreased 0.4% compared to June 30, 2023, and 2% compared to September 30, 2022.
•Overnight and short-term investments (interest-earning deposits with banks) amounted to $180.1 million.
•There were no brokered deposits and only $4.3 million in borrowed funds.

Chief Executive Officer Jack Clancy commented, "We are pleased with our third quarter results. Liquidity remained favorable and loan growth has been solid and consistent. While increasing funding costs remain a challenge, we continue to experience strong growth opportunities in our markets for our commercial lending, cash management and wealth management services."

Executive Chairman & Founder George Duncan added, "I am pleased to highlight that on October 17th, the Company's Board of Directors declared a quarterly dividend of $0.23 per share, an increase of 12% over the prior year period. On September 7th, we were once again recognized at the Boston Business Journal's Corporate Citizenship Summit for our significant contributions in employee volunteerism and corporate philanthropy. In particular, I am very proud that we ranked 2nd in the state of Massachusetts for the highest average volunteer hours per employee."

Net Interest Income
Net interest income for the three months ended September 30, 2023, amounted to $38.5 million, a decrease of $1.3 million, or 3%, compared to the three months ended September 30, 2022. The decrease was due largely to an increase in deposit interest expense of $11.4 million which resulted from continued market interest rate increases and a change in deposit mix, partially offset by increases in loan interest income of $9.2 million and other interest-earning asset income of $1.4 million.

Net Interest Margin
The decrease in net interest margin over the respective periods was due primarily to an increase in funding costs that exceeded the increase in loan yields. During the periods, the cost of deposits increased from higher market and competitor interest rates and from a change in mix as deposits migrated from lower yielding checking and savings products into higher yielding money market and certificate of deposit products.

Three months ended – September 30, 2023, compared to June 30, 2023
Tax-equivalent net interest margin ("net interest margin") was 3.46% for the three months ended September 30, 2023, compared to 3.55% for the three months ended June 30, 2023.

Net interest margin compared to the prior quarter was impacted by the following factors:
•Average interest-earning deposits with banks increased $104.5 million, or 68%, and the yield increased 40 basis points.
•Average debt securities decreased $98.1 million, or 11%, and the tax-equivalent yield decreased 9 basis points.
•Average loan balances increased $104.2 million, or 3%, and the tax-equivalent yield increased 11 basis points.
•Average total deposits increased $94.1 million, or 2%, and the yield increased 27 basis points.

Three months ended – September 30, 2023, compared to September 30, 2022
Net interest margin was 3.46% for the three months ended September 30, 2023, compared to 3.61% for the three months ended September 30, 2022.

Net interest margin compared to the prior year quarter was impacted by the following factors:
•Average interest-earning deposits with banks decreased $114.8 million, or 31%, while the yield increased 308 basis points.
•Average debt securities decreased $136.8 million, or 14%, while the tax-equivalent yield increased 10 basis points.
•Average loan balances increased $286.9 million, or 9%, and the tax-equivalent yield increased 69 basis points.
•Average total deposits decreased $8.6 million, while the yield increased 110 basis points.

Provision for Credit Losses
The provision for credit losses for the three months ended September 30, 2023, amounted to $1.8 million, compared to $1.0 million for the three months ended September 30, 2022. The provision expense for the third quarter of 2023 resulted primarily from an increase in reserves for individually evaluated loans and, to a lesser extent, growth in the Company's loan portfolio and off-balance sheet commitments, partially offset by the impact of a reduction in general reserve loss factors in our allowance for credit loss ("ACL") model related primarily to an improvement in the economic forecast relative to the prior quarter. The ACL for loans to total loans ratio was 1.70% at September 30, 2023 compared to 1.65% at September 30, 2022.

Non-Interest Income
Non-interest income for the three months ended September 30, 2023, amounted to $4.5 million, a decrease of $39 thousand, or 1%, compared to the three months ended September 30, 2022. There were no individually significant changes in non-interest income during the period when compared to the prior year period.

Non-Interest Expense
Non-interest expense for the three months ended September 30, 2023, amounted to $28.3 million, an increase of $775 thousand, or 3%, compared to the three months ended September 30, 2022. The increase was due primarily to increases in salary and employee benefits of $244 thousand, occupancy and equipment expenses of $230 thousand and deposit insurance premiums of $263 thousand.

Income Taxes
The effective tax rate was 25.0% and 24.1% for the three months ended September 30, 2023 and 2022, respectively. The difference resulted primarily from an increase in state taxes including a transfer of funds from the Bank's investment subsidiary corporations.

Balance Sheet
Total assets amounted to $4.48 billion at September 30, 2023, compared to $4.44 billion at December 31, 2022, an increase of $44.0 million, or 1%.

Total interest-earning deposits with banks, which consist of overnight and short-term investments, amounted to $180.1 million at September 30, 2023, compared to $230.7 million at December 31, 2022. The decrease of $50.6 million, or 22%, was related primarily to funding loan growth.

Total investment securities at fair value amounted to $678.9 million at September 30, 2023, compared to $820.4 million at December 31, 2022. The decrease of $141.4 million, or 17%, was attributable principally to sales of debt securities of $84.8 million and principal pay-downs, calls and maturities of $46.3 million. At September 30, 2023, unrealized losses on debt securities amounted to $133.2 million and Management determined that no ACL for available-for-sale securities was necessary.

Total loans amounted to $3.40 billion at September 30, 2023, compared to $3.18 billion at December 31, 2022. The increase of $223.5 million, or 7%, was primarily in commercial real estate of $111.0 million, or 6%, and commercial construction of $77.1 million, or 18%.

Total deposits amounted to $4.06 billion at September 30, 2023, compared to $4.04 billion at December 31, 2022, an increase of $24.6 million, or 1%. The Company has experienced a shift in deposit mix at September 30, 2023, compared to December 31, 2022, resulting from customers moving funds out of lower yielding checking and savings products (which together, have decreased 9%) into higher yielding money market and certificate of deposit products (which together, have increased 15%).

Shareholders' Equity
Total shareholders' equity amounted to $299.7 million at September 30, 2023, compared to $282.3 million at December 31, 2022. The increase of $17.4 million, or 6%, was due primarily to an increase in retained earnings, partially offset by an increase in the accumulated other comprehensive loss.

Credit Quality
Selected credit quality metrics at September 30, 2023, compared to December 31, 2022, are as follows:
•The ACL for loans amounted to $57.9 million, or 1.70% of total loans, compared to $52.6 million, or 1.66% of total loans.
•The reserve for unfunded commitments (included in other liabilities) amounted to $5.7 million compared to $4.3 million.
•Non-performing loans amounted to $11.7 million, or 0.34% of total loans, compared to $6.1 million, or 0.19% of total loans. The increase resulted primarily from one commercial relationship which also accounted for the increase in reserves for individually evaluated loans noted above.

Wealth Management
Wealth assets are not carried as assets on the Company's consolidated balance sheets.

Wealth assets under management amounted to $984.6 million at September 30, 2023. The increase of $93.2 million, or 10%, compared to December 31, 2022 resulted primarily from an increase in market values, and to a lesser extent, net asset growth attracted through new and expanded client relationships.

Wealth assets under administration amounted to $211.0 million at September 30, 2023 an increase of $12.5 million, or 6%, compared to December 31, 2022.

Supplemental Information
All balances and ratios presented in this section are at September 30, 2023 unless otherwise indicated.

Liquidity & Funding Capacity
•Overnight and short-term investments amounted to $180.1 million.
•FHLB and Federal Reserve Bank of Boston secured borrowing capacity amounted to $1.2 billion.
•The Company has several brokered deposit relationships (unsecured borrowings) which management estimated could provide an additional $800.0 million in funding capacity.

Deposit Information
•Uninsured deposits amounted to 35% of total deposits.
•Deposit balances that utilize third party enhanced Federal Deposit Insurance Corporation ("FDIC") insured products amounted to $815.0 million.
•Additional capacity to utilize these enhanced FDIC insured products exceeds the Company's total deposits balance.

About Enterprise Bancorp, Inc.
Enterprise Bancorp, Inc. is a Massachusetts corporation that conducts substantially all its operations through Enterprise Bank and Trust Company, commonly referred to as Enterprise Bank, and has reported 136 consecutive profitable quarters. Enterprise Bank is principally engaged in the business of attracting deposits from the general public and investing in commercial loans and investment securities. Through Enterprise Bank and its subsidiaries, the Company offers a range of commercial, residential and consumer loan products, deposit products and cash management services, electronic and digital banking options, as well as wealth management, and trust services. The Company's headquarters and Enterprise Bank's main office are located at 222 Merrimack Street in Lowell, Massachusetts. The Company's primary market area is the Northern Middlesex, Northern Essex, and Northern Worcester counties of Massachusetts and the Southern Hillsborough and Southern Rockingham counties in New Hampshire. Enterprise Bank has 27 full-service branches located in the Massachusetts communities of Acton, Andover, Billerica (2), Chelmsford (2), Dracut, Fitchburg, Lawrence, Leominster, Lexington, Lowell (2), Methuen, North Andover, Tewksbury (2), Tyngsborough and Westford and in the New Hampshire communities of Derry, Hudson, Londonderry, Nashua (2), Pelham, Salem and Windham.

Forward-Looking Statements
This earnings release contains statements about future events that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by references to a future period or periods or by the use of the words "believe," "expect," "anticipate," "intend," "estimate," "assume," "will," "should," "could," "plan," and other similar terms or expressions. Forward-looking statements should not be relied on because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of the Company. These risks, uncertainties, and other factors may cause the actual results, performance, and achievements of the Company to be materially different from the anticipated future results, performance or achievements expressed in, or implied by, the forward-looking statements. Factors that could cause such differences include, but are not limited to, the impact on us and our customers of a decline in general economic conditions and any regulatory responses thereto; potential recession in the United States and our market areas; the impacts related to or resulting from recent bank failures and any continuation of the recent uncertainty in the banking industry, including the associated impact to the Company and other financial institutions of any regulatory changes or other mitigation efforts taken by government agencies in response thereto; increased competition for deposits and related changes in deposit customer behavior; changes in market interest rates; the persistence of the current inflationary environment in our market areas and the United States; the uncertain impacts of ongoing quantitative tightening and current and future monetary policies of the Board of Governors of the Federal Reserve System; the effects of declines in housing prices in the United States and our market areas; increases in unemployment rates in the United States and our market areas; declines in commercial real estate prices; uncertainty regarding United States fiscal debt and budget matters; cyber incidents or other failures, disruptions or security breaches; severe weather, natural disasters, acts of war or terrorism or other external events; regulatory considerations; competition and market expansion opportunities; changes in non-interest expenditures or in the anticipated benefits of such expenditures; the receipt of required regulatory approvals; changes in tax laws; and current or future litigation, regulatory examinations or other legal and/or regulatory actions. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized and readers are cautioned not to place undue reliance on the forward-looking statements contained in this press release. For more information about these factors, please see our reports filed with or furnished to the U.S. Securities and Exchange Commission (the "SEC"), including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q on file with the SEC, including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." Any forward-looking statements contained in this earnings release are made as of the date hereof, and we undertake no duty, and specifically disclaim any duty, to update or revise any such statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

ENTERPRISE BANCORP, INC.
Consolidated Balance Sheets
(unaudited)

(Dollars in thousands, except per share data)	September 30, 2023	December 31, 2022
Assets
Cash and cash equivalents:
Cash and due from banks	$45,345	$36,901
Interest-earning deposits with banks	180,076	230,688
Total cash and cash equivalents	225,421	267,589
Investments:
Debt securities at fair value (amortized cost of $806,077 and $940,227, respectively)	672,894	816,102
Equity securities at fair value	6,038	4,269
Total investment securities at fair value	678,932	820,371
Federal Home Loan Bank stock	2,403	2,343
Loans:
Total loans	3,404,014	3,180,518
Allowance for credit losses	(57,905)	(52,640)
Net loans	3,346,109	3,127,878
Premises and equipment, net	43,391	44,228
Lease right-of-use asset	24,979	24,923
Accrued interest receivable	18,572	17,117
Deferred income taxes, net	55,080	51,981
Bank-owned life insurance	65,106	64,156
Prepaid income taxes	2,548	683
Prepaid expenses and other assets	14,177	11,408
Goodwill	5,656	5,656
Total assets	$4,482,374	$4,438,333
Liabilities and Shareholders' Equity
Liabilities
Deposits	$4,060,403	$4,035,806
Borrowed funds	4,290	3,216
Subordinated debt	59,419	59,182
Lease liability	24,589	24,415
Accrued expenses and other liabilities	31,288	31,442
Accrued interest payable	2,686	2,005
Total liabilities	4,182,675	4,156,066
Commitments and Contingencies
Shareholders' Equity
Preferred stock, $0.01 par value per share; 1,000,000 shares authorized; no shares issued	—	—
Common stock, $0.01 par value per share; 40,000,000 shares authorized; 12,256,964 and 12,133,516 shares issued and outstanding, respectively	123	121
Additional paid-in capital	106,451	103,793
Retained earnings	296,291	274,560
Accumulated other comprehensive loss	(103,166)	(96,207)
Total shareholders' equity	299,699	282,267
Total liabilities and shareholders' equity	$4,482,374	$4,438,333

ENTERPRISE BANCORP, INC.
Consolidated Statements of Income
(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2023	2022	2023	2022
Interest and dividend income:
Loans and loans held for sale	$44,501	$35,306	$125,855	$98,149
Investment securities	4,316	4,728	14,356	14,097
Other interest-earning assets	3,468	2,068	7,593	2,642
Total interest and dividend income	52,285	42,102	147,804	114,888
Interest expense:
Deposits	12,889	1,460	28,568	2,731
Borrowed funds	28	13	70	39
Subordinated debt	866	850	2,600	2,485
Total interest expense	13,783	2,323	31,238	5,255
Net interest income	38,502	39,779	116,566	109,633
Provision for credit losses	1,752	1,000	6,756	3,939
Net interest income after provision for credit losses	36,750	38,779	109,810	105,694
Non-interest income:
Wealth management fees	1,673	1,626	4,933	4,965
Deposit and interchange fees	1,987	2,045	6,330	5,847
Income on bank-owned life insurance, net	327	303	950	893
Net (losses) gains on sales of debt securities	—	—	(2,419)	1,062
Net gains on sales of loans	14	8	34	30
Losses on equity securities	(181)	(193)	(8)	(688)
Other income	666	736	2,242	2,143
Total non-interest income	4,486	4,525	12,062	14,252
Non-interest expense:
Salaries and employee benefits	19,159	18,915	53,815	53,450
Occupancy and equipment expenses	2,433	2,203	7,439	6,982
Technology and telecommunications expenses	2,626	2,599	7,937	8,154
Advertising and public relations expenses	592	510	2,077	1,737
Audit, legal and other professional fees	735	693	2,157	2,078
Deposit insurance premiums	654	391	1,944	1,313
Supplies and postage expenses	251	219	753	663
Other operating expenses	1,862	2,007	5,853	5,770
Total non-interest expense	28,312	27,537	81,975	80,147
Income before income taxes	12,924	15,767	39,897	39,799
Provision for income taxes	3,225	3,805	9,746	9,389
Net income	$9,699	$11,962	$30,151	$30,410

Basic earnings per common share	$0.79	$0.99	$2.47	$2.51
Diluted earnings per common share	$0.79	$0.98	$2.46	$2.50

Basic weighted average common shares outstanding	12,247,892	12,119,348	12,210,740	12,094,613
Diluted weighted average common shares outstanding	12,264,778	12,156,695	12,233,861	12,143,468

ENTERPRISE BANCORP, INC.
Selected Consolidated Financial Data and Ratios
(unaudited)

	At or for the three months ended
(Dollars in thousands, except per share data)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Balance Sheet Data
Total cash and cash equivalents	$225,421	$258,825	$215,693	$267,589	$413,688
Total investment securities at fair value	678,932	712,851	830,895	820,371	831,030
Total loans	3,404,014	3,345,667	3,230,156	3,180,518	3,109,369
Allowance for credit losses	(57,905)	(56,899)	(55,002)	(52,640)	(51,211)
Total assets	4,482,374	4,502,344	4,441,896	4,438,333	4,529,820
Total deposits	4,060,403	4,075,598	4,016,156	4,035,806	4,138,038
Subordinated debt	59,419	59,340	59,261	59,182	59,102
Total shareholders' equity	299,699	307,490	311,318	282,267	272,193
Total liabilities and shareholders' equity	4,482,374	4,502,344	4,441,896	4,438,333	4,529,820

Wealth Management
Wealth assets under management	$984,647	$1,009,386	$930,714	$891,451	$835,661
Wealth assets under administration	$211,046	$214,116	$206,569	$198,586	$185,977

Shareholders' Equity Ratios
Book value per common share	$24.45	$25.11	$25.47	$23.26	$22.44
Dividends paid per common share	$0.230	$0.230	$0.230	$0.205	$0.205

Regulatory Capital Ratios
Total capital to risk weighted assets	13.41%	13.37%	13.55%	13.49%	13.49%
Tier 1 capital to risk weighted assets(1)	10.58%	10.52%	10.64%	10.56%	10.52%
Tier 1 capital to average assets	8.59%	8.62%	8.47%	8.10%	7.89%

Credit Quality Data
Non-performing loans	$11,656	$7,647	$7,532	$6,122	$5,717
Non-performing loans to total loans	0.34%	0.23%	0.23%	0.19%	0.18%
Non-performing assets to total assets	0.26%	0.17%	0.17%	0.14%	0.13%
ACL for loans to total loans	1.70%	1.70%	1.70%	1.66%	1.65%
Net charge-offs (recoveries)	$(12)	$146	$(44)	$166	$52

Income Statement Data
Net interest income	$38,502	$38,093	$39,971	$42,165	$39,779
Provision for credit losses	1,752	2,268	2,736	1,861	1,000
Total non-interest income	4,486	2,819	4,757	4,210	4,525
Total non-interest expense	28,312	25,623	28,040	28,167	27,537
Income before income taxes	12,924	13,021	13,952	16,347	15,767
Provision for income taxes	3,225	3,337	3,184	4,041	3,805
Net income	$9,699	$9,684	$10,768	$12,306	$11,962

Income Statement Ratios
Diluted earnings per common share	$0.79	$0.79	$0.88	$1.01	$0.98
Return on average total assets	0.85%	0.88%	0.99%	1.08%	1.05%
Return on average shareholders' equity	12.53%	12.63%	14.67%	18.08%	16.47%
Net interest margin (tax-equivalent)(2)	3.46%	3.55%	3.76%	3.81%	3.61%
(1)Ratio also represents common equity tier 1 capital to risk weighted assets as of the periods presented.
(2)Tax-equivalent net interest margin is net interest income adjusted for the tax-equivalent effect associated with tax-exempt loan and investment income, expressed as a percentage of average interest-earning assets.

ENTERPRISE BANCORP, INC.
Consolidated Loan and Deposit Data
(unaudited)

Major classifications of loans at the dates indicated were as follows:

(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Commercial real estate	$2,032,458	$2,009,263	$1,929,544	$1,921,410	$1,886,365
Commercial and industrial	425,334	420,095	423,864	414,490	413,347
Commercial construction	501,179	487,018	456,735	424,049	396,027
SBA PPP	—	—	—	—	2,725
Total commercial loans	2,958,971	2,916,376	2,810,143	2,759,949	2,698,464

Residential mortgages	362,514	346,523	335,834	332,632	321,663
Home equity loans and lines	74,433	74,374	75,809	79,807	80,882
Consumer	8,096	8,394	8,370	8,130	8,360
Total retail loans	445,043	429,291	420,013	420,569	410,905
Total loans	3,404,014	3,345,667	3,230,156	3,180,518	3,109,369

ACL for loans	(57,905)	(56,899)	(55,002)	(52,640)	(51,211)
Net loans	$3,346,109	$3,288,768	$3,175,154	$3,127,878	$3,058,158

Deposits are summarized as follows as of the periods indicated:

(Dollars in thousands)	September 30, 2023	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022
Non-interest checking	$1,130,732	$1,273,968	$1,247,253	$1,361,588	$1,441,104
Interest-bearing checking	727,817	701,701	641,194	678,715	719,474
Savings	290,363	310,321	297,790	326,666	351,665
Money market	1,434,036	1,373,816	1,454,858	1,381,645	1,395,756
CDs $250,000 or less	262,975	244,114	222,116	187,758	163,520
CDs greater than $250,000	214,480	171,678	152,945	99,434	66,519
Deposits	$4,060,403	$4,075,598	$4,016,156	$4,035,806	$4,138,038

ENTERPRISE BANCORP, INC.
Consolidated Average Balance Sheets and Yields (tax-equivalent basis)
(unaudited)

The following table presents the Company's average balance sheets, net interest income and average rates for the periods indicated:

	Three months ended September 30, 2023			Three months ended June 30, 2023			Three months ended September 30, 2022
(Dollars in thousands)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)	Average Balance	Interest(1)	Average Yield(1)
Assets:
Loans and loans held for sale(2) (tax-equivalent)	$3,372,754	$44,644	5.25%	$3,268,586	$41,930	5.14%	$3,085,896	$35,422	4.56%
Investment securities(3) (tax-equivalent)	820,156	4,444	2.17%	917,965	5,189	2.26%	954,385	4,959	2.08%
Other interest-earning assets(4)	260,475	3,468	5.28%	155,934	1,917	4.93%	375,213	2,068	2.19%
Total interest-earnings assets (tax-equivalent)	4,453,385	52,556	4.69%	4,342,485	49,036	4.53%	4,415,494	42,449	3.82%
Other assets	82,190			92,909			101,095
Total assets	$4,535,575			$4,435,394			$4,516,589

Liabilities and stockholders' equity:
Interest checking, savings and money market	$2,481,814	9,185	1.47%	$2,351,011	6,880	1.17%	$2,444,705	1,045	0.17%
CDs	430,376	3,704	3.41%	393,387	2,812	2.87%	221,827	415	0.74%
Borrowed funds	4,938	28	2.30%	4,595	30	2.58%	2,940	13	1.77%
Subordinated debt(5)	59,372	866	5.84%	59,293	867	5.85%	59,052	850	5.76%
Total interest-bearing funding	2,976,500	13,783	1.84%	2,808,286	10,589	1.51%	2,728,524	2,323	0.34%
Non-interest checking	1,195,658	—		1,269,339	—		1,449,909	—
Total deposits, borrowed funds and subordinated debt	4,172,158	13,783	1.31%	4,077,625	10,589	1.04%	4,178,433	2,323	0.22%
Other liabilities	56,414			50,113			50,034
Total liabilities	4,228,572			4,127,738			4,228,467
Stockholders' equity	307,003			307,656			288,122
Total liabilities and stockholders' equity	$4,535,575			$4,435,394			$4,516,589

Net interest-rate spread (tax-equivalent)			2.85%			3.02%			3.48%
Net interest income (tax-equivalent)		38,773			38,447			40,126
Net interest margin (tax-equivalent)			3.46%			3.55%			3.61%
Less tax-equivalent adjustment		271			354			347
Net interest income		$38,502			$38,093			$39,779
Net interest margin			3.43%			3.52%			3.58%
(1)Average yields and interest income are presented on a tax-equivalent basis, calculated using a U.S. federal income tax rate of 21% for each period presented, based on tax-equivalent adjustments associated with tax-exempt loans and investments interest income.
(2)Average loans and loans held for sale are presented at amortized cost and include non-accrual loans.
(3)Average investments are presented at average amortized cost.
(4)Average other interest-earning assets include interest-earning deposits with banks, federal funds sold and FHLB stock.
(5)Subordinated debt is net of average deferred debt issuance costs.